UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2013

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2013, ThermoGenesis Corp. (the "Company") and CBR Systems, Inc. ("CBR") entered into an amendment (the “Amendment”) to the License and Escrow Agreement dated June 15, 2010 (the “Original Agreement”) to amend and reduce the financial covenants, as more fully set forth in section one of the amendment, that the Company must meet in order to avoid an event of default.  The parties agreed to reduce the corresponding financial covenant requirements to provide the Company greater flexibility to pursue its strategic initiatives in the near term.

CBR is a significant customer of the Company and has continuously purchased AXP products through the Company’s distribution partner, GE Healthcare, and was an early adopter of our AXP Platform. The Company and CBR remain committed to partnering together with the use of the AXP technology.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Cautionary Statement
A copy of the Amendment has been attached as an exhibit to this Report on Form 8-K to provide investors with information regarding its terms.  Except for its status as a legal document governing the contractual rights among the Company and CBR in relation to the transactions described in this Item 1.01, the Amendment is not intended to be a source of factual business or operational information about the Company, CBR or their respective businesses.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Amendment to the Technology License and Escrow Agreement dated February 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: February 12, 2013	/s/ Matthew Plavan
Matthew Plavan,
CEO & CFO

Exhibit Index

Exhibit No.	Exhibit Description
10.1	First Amendment to the Technology License and Escrow Agreement dated February 6, 2013